SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craig A. Jacobson

On July 27, 2010, the Board of Directors (the "Board") of Charter Communications, Inc. (the "Company") elected Craig A. Jacobson as a member of the Board of the Company.  The Board also elected Mr. Jacobson to the Company's Audit Committee.   This election fills the remaining vacancy on the Board and brings the total number of directors to eleven.  The press release announcing Mr. Jacobson's election is attached hereto as Exhibit 99.1.

Gregory L. Doody

As of July 27, 2010, Gregory L. Doody, the Company's Executive Vice President and General Counsel entered into an employment agreement with the Company.  The following is a brief summary of the agreement.  For the complete agreement, see exhibit 10.1, attached hereto. The agreement provides that Mr. Doody shall be employed in an executive capacity as Executive Vice President and General Counsel with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for the Company's legal affairs including the Company's legal department, at a salary of $500,000, to be reviewed on an annual basis.  He is eligible to participate in the incentive bonus plan with a target bonus of 75% of base salary.  He is also eligible to receive such other employee benefits as are generally made available to other senior executives.  Mr. Doody's Agreement contains a two-year non-compete provision and a two year non-solicitation clause.  The term of the agreement is two years from the effective date of the agreement.

Kevin D. Howard

Effective August 1, 2010, the Board elected Kevin D. Howard as Senior Vice President-Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer.  Prior to his election, Mr. Howard was Senior Vice President-Finance, Controller and Chief Accounting Officer.  Mr. Howard was promoted to his current position in December 2009, previously serving as Vice President, Controller and Chief Accounting Officer since April 2006.  Prior to that, he served as Vice President of Finance from April 2003 until April 2006 and as Director of Financial Reporting since joining Charter in April 2002.  Mr. Howard began his career at Arthur Andersen LLP in 1993 where he held a number of positions in the audit division prior to leaving in April 2002.  Mr. Howard received a bachelor's degree in finance and economics from the University of Missouri-Columbia and is a certified public accountant and certified managerial accountant.

Mr. Howard has previously entered into an amended and restated employment agreement as of March 1, 2010.  The following is a brief summary of the agreement.  For the complete agreement, see exhibit 10.2, attached hereto.  The agreement provides that Mr. Howard shall be employed in an executive capacity as Senior Vice President-Finance, Controller and Chief Accounting Officer, at a current salary of $305,000 with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for the Company’s financial reporting and accounting.  He is eligible to participate in the incentive bonus plan with a target bonus of 65% of base salary.  He is also eligible to receive such other employee benefits as are generally made available to other senior executives.  The agreement contains a two-year non-compete provision and a two year non-solicitation clause.  The term of the agreement is two years from the effective date of the agreement, and will automatically renew at the end of the term and on each anniversary thereof, for one year, unless terminated earlier by either party upon 90 days written notice.   Upon his election as Interim Chief Financial Officer, Mr. Howard's salary and target bonus have been increased to $449,000 and 75% of salary, respectively, for the period of time he is serving in that position.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2010, the Company's Board approved, subject to adoption by its stockholders, the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (as amended and restated, the “New Certificate of Incorporation”).  On July 28, 2010, the Company’s stockholders adopted the New Certificate of Incorporation pursuant to written consent in lieu of a meeting of stockholders, and the New Certificate of Incorporation became effective as of July 29, 2010, upon the filing of the New Certificate of Incorporation with the Secretary of State of the State of Delaware.

The prior Amended and Restated Certificate of Incorporation (the “Prior Certificate of Incorporation”) provided that the Company's Board could impose restrictions on the trading of the Company’s stock if (i) the Company experienced an “owner shift” as determined for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, of at least 25 percentage points and (ii) the equity value of the Company decreased by at least 35% (the “Trigger Price”) from the equity value of the Company as determined and approved in connection with the joint plan of reorganization filed by the Company, Charter Investment, Inc. and certain of the Company’s direct and indirect subsidiaries (the “Plan Value”).  These restrictions, which were adopted to seek to assist the preservation of the Company’s ability to use its net operating losses, or NOLs, may prohibit any person from acquiring stock of the Company if such person is a “5% shareholder” or would become a “5% shareholder” (as defined under Section 382) as a result of such acquisition.  The New Certificate of Incorporation contains these same trading restrictions, but amends the Trigger Price so that it is equal to $3.2 billion, which is approximately 80% of the Company’s overall market equity capitalization on the date of the Company’s emergence from bankruptcy.  The Company’s Board determined that this amendment would permit the Company to more adequately protect its NOLs, principally because of the significant difference between (i) the Plan Value (which value was used to determine the Trigger Price under the Prior Certificate of Incorporation) and (ii) the Company’s overall market equity capitalization, or trading value, at the time of the Company’s emergence from bankruptcy (which value has been used to determine the Trigger Price under the New Certificate of Incorporation).

The New Certificate of Incorporation also includes a provision that requires the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain intra-company disputes, including derivate actions brought on behalf of the Company; actions related to breach of fiduciary duties by any officer, director or shareholder; actions arising out of the Delaware General Corporation Law or the New Certificate of Incorporation or Bylaws; and actions asserting a claim governed by the internal affairs doctrine.

In addition, the New Certificate of Incorporation reflects certain clean-up changes, including the removal of the exhibit containing the terms of the Series A 15% Pay-in-Kind Preferred Stock (as previously disclosed, all outstanding shares of such preferred stock were redeemed by the Company on April 16, 2010, and have been retired by the Board), the removal of references to certain membership interests that have been exchanged and are no longer applicable to the Company’s New Certificate of Incorporation and the removal of the reference to the Lock-Up Agreement, dated as of December 30, 2009, by and between Paul G. Allen, Charter Investment, Inc. and the Company, which agreement terminated when the change of control provisions in the Charter Communications Operating, LLC credit facility were substantially modified on March 31, 2010.

The description above is qualified in its entirety by the New Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Charter Communications, Inc.*
10.1	Employment Agreement of Gregory L. Doody*
10.2	Amended and Restated Employment Agreement of Kevin D. Howard*
99.1	Press Release announcing election of new Director*
__________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CHARTER COMMUNICATIONS, INC.
                                                             Registrant

Dated: August 2, 2010

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Interim Chief Financial Officer, Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Charter Communications, Inc.*
10.1	Employment Agreement of Gregory L. Doody*
10.2	Amended and Restated Employment Agreement of Kevin D. Howard*
99.1	Press Release announcing election of new Director*
___________

* filed herewith